UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Election of Director.

On July 2, 2020, the Board of Directors (the “Board”) of Satsuma Pharmaceuticals, Inc., a Delaware corporation (“Satsuma” or the “Company”) appointed Thomas M. Soloway as a member of the Board and as chairperson of the Audit Committee of the Board. Mr. Soloway will serve as a Class II director with a term of office commencing on July 2, 2020 and expiring at the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal. In addition, the Board determined that Mr. Soloway is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.

Mr. Soloway currently serves as Executive Vice President and Chief Operating Officer at Audentes Therapeutics, Inc., a biotechnology company acquired by Astellas Pharma Inc. in January 2020. Mr. Soloway joined Audentes as its Senior Vice President and Chief Financial Officer in October 2015. Prior to joining Audentes, Mr. Soloway served as the Senior Vice President and Chief Financial Officer of Ascendis Pharma A/S from January 2014 until September 2015. Prior to Ascendis, Mr. Soloway co-founded Transcept Pharmaceuticals, Inc., a biotechnology company, in 2002. At Transcept, Mr. Soloway held various positions, including Chief Financial Officer and Executive Vice President, Chief Operating Officer. Prior to joining Transcept, Mr. Soloway financed and advised early stage healthcare and life sciences companies as a Principal at Montreux Equity Partners. Mr. Soloway earned a B.S. in Entrepreneurial Studies from the University of Southern California and an M.B.A. from Georgetown University.

Mr. Soloway will be entitled to compensation for his services as a director in accordance with the Company’s non-employee director compensation program (the “Director Compensation Program”), including a $35,000 annual retainer for service as a Board member and a $15,000 annual retainer as chairperson of the Audit Committee of the Board. In connection with his appointment to the Board, pursuant to the terms of the Director Compensation Program Mr. Soloway was granted an initial option grant to purchase 20,000 shares of Common Stock (the “Initial Award”) pursuant to the Company’s 2019 Incentive Award Plan (the “Plan”). The Initial Award shall vest as to 1/36 of the shares on each monthly anniversary of the grant date, subject to continued service through each applicable vesting date. Pursuant to the terms of the Director Compensation Program, the Initial Award will vest in full immediately prior to the occurrence of a change in control. All equity awards granted under the Plan have a maximum term of ten years, and the exercise price of each option granted under the Plan is equal to 100% of the fair market value of the Common Stock on the date of grant.

In connection with Mr. Soloway’s appointment to the Board, the Company will enter into an indemnification agreement with Mr. Soloway (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders. The Indemnification Agreement, among other things, requires the Company to indemnify Mr. Soloway to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of Mr. Soloway’s services as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: July 7, 2020	By:	/s/ Thomas O’Neil
Thomas O’Neil
Chief Financial Officer